UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2021

BENCHMARK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

Texas	1-10560	74-2211011
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

56 South Rockford Drive, Tempe, Arizona  85281

(Address of Principal Executive Offices)  (Zip Code)

Registrant’s telephone number, including area code:  (623) 300-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.10 per share	BHE	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 12, 2021. All proposals were approved. The voting results for each of the proposals submitted to a vote of shareholders at the Annual Meeting are set forth below.

Name	For	Withheld
David W. Scheible	31,831,148	945,843
Bruce A. Carlson	32,541,241	235,750
Anne De Greef-Safft	32,042,967	734,024
Douglas G. Duncan	30,518,122	2,258,869
Robert K. Gifford	31,990,908	786,083
Kenneth T. Lamneck	32,073,560	703,431
Jeffrey S. McCreary	31,826,922	950,069
Merilee Raines	32,548,003	228,988
Jeffrey W. Benck	32,652,825	124,166

In addition, there were 1,097,147 broker non-votes on the Election of Directors. Based on the results, Messrs. Scheible, Carlson, Duncan, Gifford, Lamneck, McCreary, Benck and Mses. De Greef-Safft and Raines have been elected as Directors and will hold office until the Company’s 2022 Annual Meeting of Shareholders and until their respective successors are elected and qualified.

Say on Pay
	For	Against	Abstain	Non-Vote
	26,168,558	6,593,840	14,593	1,097,147

Ratification of Auditors
	For	Against	Abstain	Non-Vote
	32,615,171	1,251,194	7,773	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Date: May 17, 2021	By:	/s/ Stephen J. Beaver
Stephen J. Beaver, Esq.
Senior Vice President, General Counsel and Chief Legal Officer

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